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As filed with the Securities and Exchange Commission on October 21, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NABRIVA THERAPEUTICS AG
(Exact name of registrant as specified in its charter)

Republic of Austria (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification Number)

Leberstrasse 20
1110 Vienna, Austria
Tel: +43 (0)1 740 930
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

C T Corporation System
111 Eighth Avenue
New York, NY 10011
(212) 894-8440
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Brian A. Johnson Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, NY 10007 Telephone: (212) 230-8800 Fax: (212) 526-5000	Peter Wolf General Counsel Nabriva Therapeutics AG 1000 Continental Drive, Suite 600 King of Prussia, PA 19406 Telephone: (610) 816-6640 Fax: (610) 816-6639

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common shares, nominal value €1.00 per share(2)

Rights to subscribe for common shares (including rights to subscribe for American Depositary Shares)(2)

Total	$75,000,000		$75,000,000	$8,693

(1)
Pursuant to Form F-3 General Instruction II.C information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, in U.S. dollars or the equivalent thereof denominated in foreign currencies, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder as shall have aggregate initial offering price not to exceed $75,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any share split, share dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)
The common shares may be represented by American Depositary Shares ("ADSs"), each of which currently represents one tenth (1/10) of a common share, nominal value €1.00 per share. A separate Registration Statement on Form F-6 (File No. 333-206771), as amended, has been filed for the registration of ADSs issuable upon deposit of the common shares.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 21, 2016

$75,000,000

PROSPECTUS

NABRIVA THERAPEUTICS AG

Common Shares
American Depositary Shares representing Common Shares
Rights to Subscribe for Common Shares

        We may issue securities from time to time in one or more offerings of up to $75,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

        Our ADSs are listed on The NASDAQ Global Market under the symbol "NBRV."

        Investing in these securities involves significant risks. See "Risk Factors" included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2016.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $75,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" beginning on page 3 of this prospectus.

        We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any information other than the information in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context specifically indicates otherwise, references in this prospectus to "Nabriva Therapeutics AG," "Nabriva," "we," "our," "ours," "us," "our company," "our group" or similar terms refer to Nabriva Therapeutics AG and its consolidated subsidiary, Nabriva Therapeutics US, Inc., a Delaware corporation.

RISK FACTORS

        Investing in our securities involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein, including the risk factors in our Annual Report on Form 20-F for the fiscal year ended December 31, 2015, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

        Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

 WHERE YOU CAN FIND MORE INFORMATION

        As of the date of this prospectus, we are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our "insiders" are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. However, we have determined that, as of June 30, 2016, we no longer qualified as a "foreign private issuer" under the rules and regulations of the SEC. As a result, beginning January 1, 2017, we anticipate that our future annual filings with the SEC will be made on Form 10-K rather than on Form 20-F. In addition, commencing on January 1, 2017, we plan to expand our reporting consistent with that of a domestic U.S. filer, including filing quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements under Section 14 of the Exchange Act. We will also prepare our financial statements in accordance with generally accepted accounting principles in the United States rather than the International Financial Reporting Standards. In addition, after January 1, 2017, our "insiders" will also be subject to the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

        Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.nabriva.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's website.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference in this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No 001-37558) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than those documents or the portions of those documents not deemed to be filed) and, to the extent designated therein, reports on Form 6-K that we furnish to the SEC, in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

  •
  Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed with the SEC on April 28, 2016;

  •
  Report on Form 6-K, furnished to the SEC on October 17, 2016;

  •
  Report on Form 6-K, furnished to the SEC on October 21, 2016; and

  •
  The description of our common shares and ADSs contained in our registration statement on Form 8-A, filed with the SEC under the Exchange Act on September 15, 2015, including any amendment or report filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Nabriva Therapeutics AG
1000 Continental Drive, Suite 600
King of Prussia, PA 19406
(610) 816-6640

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements contained or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, other than statements of historical facts, are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "potential," "will," "would," "could," "should," "continue," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

        We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled "Risk Factors." You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 20-F and our Reports on Form 6-K. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

 THE COMPANY

        We are a clinical stage biopharmaceutical company engaged in the research and development of novel anti-infective agents to treat serious infections, with a focus on the pleuromutilin class of antibiotics. We are developing our lead product candidate, lefamulin, to be the first pleuromutilin antibiotic available for systemic administration in humans.

        Our principal executive offices are located at Leberstrasse 20, 1110 Vienna, Austria, and our telephone number is +43 (0)1 740 930.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development costs, the acquisition or licensing of other products, businesses or technologies, working capital and capital expenditures. We may temporarily invest the net proceeds from the sale of any securities offered under this prospectus in a variety of capital preservation instruments, including term deposits and short-term, investment-grade, interest-bearing instruments and U.S. and certain European government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF SHARE CAPITAL

        The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in Austria and the United States. The description of our articles of association is based upon, and is qualified by reference to, our articles of association. This summary is not complete. You should read our articles of association, which are filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

General

        We were incorporated in October 2005 in Austria under the name Nabriva Therapeutics Forschungs GmbH, a limited liability company organized under Austrian law, as a spin-off from Sandoz GmbH and commenced operations in February 2006. In 2007, we subsequently transformed into a stock corporation under the name Nabriva Therapeutics AG. We are incorporated under the laws of the Republic of Austria and registered at the Commercial Register of the Commercial Court of Vienna. Our executive offices are located at Leberstrasse 20, 1110 Vienna, Austria.

Issued Share Capital

        Under our articles of association, our share capital consists solely of common shares. As of October 1, 2016, there were 2,128,006 common shares outstanding, nominal value €1.00 per share.

Authorized and Conditional Capital

        On August 25, 2016, our shareholders authorized (1) our management board, subject to the approval of the supervisory board, to increase our share capital by issuing up to 918,033 new common shares against contribution in cash or in-kind with or without subscription rights, within five years following the registration of such authorized increase (authorized capital 2016), (2) our management board to increase our registered share capital within a period of five years, with the approval of the supervisory board, by issuing up to 146,129 common shares against contribution in cash or in-kind in full or in part by exclusion of subscription rights for the purposes of fulfilling the subscription rights under our Stock Option Plan 2015 (authorized capital 2016—SOP); (3) to effect a conditional capital increase of up to a nominal value of €197,770 for stock options granted under our Stock Option Plan 2015 (conditional capital 2016—SOP); and (4) to effect a conditional capital increase of up to a nominal value of €704,162 to grant conversion or subscription rights to holders of convertible bonds, participation rights or profit participating bonds (conditional capital 2016—convertible bonds). The authorizations described above became effective upon their registration with the commercial register.

        The issuance of common shares based on the authorizations described above will only become effective upon payment of the issue price of such common shares and, in the case of common shares issued out of authorized capital, registration with the commercial register. The authorized common shares issued out of conditional capital may become effective after payment of the issue price but without registration with the commercial register.

        As of October 1, 2016, there were 359,280 common shares reserved for future issuance under our Stock Option Plan 2007 and our Stock Option Plan 2015, including the common shares described above that were authorized for issuance by our shareholders in August 2016.

Common Shares

        Our shareholders are entitled to one vote per share at each general meeting of shareholders. Our shareholders are entitled to receive dividends, if any, in proportion to their respective ownership out of our distributable profits if such a resolution is passed by the general meeting of shareholders. See

"—General Regulations on Earnings Appropriation and Dividend Payments." Our articles of association provide that any dividends that remain unclaimed after three years from the date of the general meeting of shareholders at which they were approved will revert to our unrestricted capital reserves.

        In the event the company is liquidated, dissolved or wound up, our shareholders will be entitled to share pro rata in all assets remaining after payment of liabilities. Our shares have no preemptive, subscription or conversion rights, and there are no redemption provisions applicable to our shares, except for the mandatory subscription rights provided for under the Austrian Stock Corporation Act. The rights, preferences and privileges of holders of our shares will be subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred shares that we may designate and issue in the future.

        Legal title to the shares represented by one or more global share certificates is transferred by agreement (Titel), endorsement of the share certificates (Indossament) and physical handover of the share certificates (tatsächliche Übergabe) in accordance with Austrian law. Neither Austrian law nor our articles of association restrict the transferability of our shares. Each shareholder is entitled to receive physical share certificates evidencing its individual ownership of its shares in the company.

Options

        As of October 1, 2016, options to purchase an aggregate of 197,604 common shares, at a weighted average exercise price of €66.00 per share, were outstanding.

Articles of Association

        Our articles of association, which were most recently amended on August 25, 2016, contain provisions relating to shareholders' meetings, management and financial accounting that are customary for Austrian stock corporations and do not deviate from the rules provided for by statutory law.

        Pursuant to the articles of association our business objective is:

  (i)
  research or development in the area of medicine and pharmaceuticals, in particular in the field of development of, anti-infective agents, the registration and commercial exploitation of intellectual property rights in these areas as well as the trade in goods of any kind; and

  (ii)
  the participation in other enterprises of the same or similar kind including the takeover of management in such enterprises as well as asset management (except for banking transactions); its activities extend to Austria and abroad.

        We are further entitled to engage in all business activities and to carry out all measures that are deemed necessary or useful for the company's business objective.

        Pursuant to the articles of association (and as provided for by statutory Austrian law), the following matters must be approved by the general meeting of shareholders: (i) the distribution of profits, (ii) the release from liability of the members of the management and supervisory boards, (iii) the election of members of the supervisory board, (iv) the appointment of auditors, (v) the amendment of the company's articles of association, and (vi) the increase of the company's share capital (and the corresponding exclusion of subscription rights, if applicable). The shareholders may adopt the respective resolutions at a general meeting by a simple majority of the votes cast, unless a higher majority is mandatorily required by law.

        General meetings take place at either (i) our registered offices in Vienna, (ii) at the seat of any domestic branch establishment or domestic subsidiary, or (iii) at an Austrian provincial capital. We must give at least 28 days' (with respect to the convocation of the annual general meeting) and at least 21 days' (with respect to any extraordinary general meeting) prior notice to our shareholders for a general meeting. Our annual general meeting must take place within the first eight months of our financial year and typically includes the following resolutions:

  (i)
  approving the annual financial statements, if required by law;

  (ii)
  distribution of profits from the preceding financial year;

  (iii)
  discharge of members of the management board and the supervisory board for their activities in the preceding financial year; and

  (iv)
  appointment of the auditor for the next financial year.

        Pursuant to the articles of association, the supervisory board consists of a minimum of three and a maximum of ten members to be elected by the general meeting for a maximum period of five years. The members of the supervisory board must elect a chairman and one deputy chairman from among its members. The supervisory board must appoint at least one and a maximum of five members of the management board for a maximum term of five years. If the management board consists of more than a single member, the supervisory board has competence to decide whether each member of the management board is permitted to act singly on behalf of the company or jointly with other members of the management board.

Other Austrian Law Considerations

Austrian Stock Corporation Act

        The following summary provides information on certain relevant provisions of the Austrian Stock Corporation Act. The summary of relevant provisions under Austrian law set forth hereunder is for general information only. It does not purport to be a comprehensive and complete description of all the topics discussed below.

General Regulations on Earnings Appropriation and Dividend Payments

        During the first five months of each financial year, the management board must prepare annual financial statements for the previous financial year, including the notes thereto and the management report. After the financial statements have been audited, the management board must present them, along with a proposal for the distribution of any net profit, to the supervisory board. The supervisory board must provide the management board with a statement on the annual financial statements within two months of their presentation. The supervisory board must also file a report to the general meeting. Pursuant to the Austrian Commercial Code and the Austrian Stock Corporation Act, we may only pay dividends out of distributable profits. Distributable profits are based on accumulated profits, as shown in our unconsolidated financial statements in accordance with the Austrian Commercial Code, after allocations have been made to reserves, including retained earnings. On the basis of the management board's proposal and the supervisory board's report, the general meeting resolves whether dividends will be paid for any financial year and the amount and timing of any such dividend payment. The general meeting, in its resolution, is bound to the annual financial statements as prepared by the management board and approved by the supervisory board. In case the supervisory board does not approve the annual financial statements as prepared by the management board or if the management board and the supervisory board so decide, the general meeting is competent for approving the annual financial statements. It is, however, not bound to the management board's proposal for the distribution of the net profit. Pursuant to the articles of association, the general meeting may also resolve not to distribute all or parts of the net profit among the shareholders. Dividends that have not been collected by the shareholder within three years after becoming due are deemed forfeited and accrue to our free reserve.

Liquidation Rights

        In the case of our liquidation, any assets remaining after discharge of liabilities and repayment of supplementary capital will be distributed to the shareholders on a pro rata basis. Pursuant to statutory law, a vote of at least 75% of the share capital present or represented at the general meeting is required to pass a resolution regarding the liquidation of the company.

General Provisions Concerning Changes in Share Capital

        Pursuant to the provisions of the Austrian Stock Corporation Act, an increase of our share capital is permitted in particular by way of a resolution of the general meeting:

  •
  to issue new shares against contributions in cash or in kind adopted by the general meeting (ordinary capital increase (ordentliche Kapitalerhöhung) pursuant to Section 149 et seq. of the Austrian Stock Corporation Act);

  •
  authorizing the management board, on the basis of the articles of association and subject to approval of the supervisory board, to issue new shares up to a specified amount not exceeding 50% of the issued share capital at the time of authorization within a specified period, which may not exceed five years (authorized capital (genehmigtes Kapital) pursuant to Section 169 et seq. of the Austrian Stock Corporation Act);

  •
  authorizing the issuance of new shares up to a specified amount for specific purposes, such as granting stock options to employees, executives and members of the management board and the supervisory board or of an affiliated company not exceeding 10% of the issued share capital at the time of authorization, to prepare a merger, or in order to grant conversion rights or subscription rights to holders of convertible bonds not exceeding 50% of the issued share capital at the time of authorization (conditional capital (bedingtes Kapital) pursuant to Section 159 et seq. of the Austrian Stock Corporation Act);

  •
  authorizing the management board, subject to the approval of the supervisory board, to effect a conditional capital increase in order to grant stock options to employees, executives and members of the management board up to a certain amount not exceeding 10% of the issued share capital at the time of authorization (authorized conditional capital (genehmigtes bedingtes Kapital) pursuant to Section 159 paragraph 3 of the Austrian Stock Corporation Act); or

  •
  authorizing the conversion of free reserves or profit carried forward into share capital (capital adjustment (Kapitalberichtigung) pursuant to the Austrian Capital Adjustment Act (Kapitalberichtigungsgesetz) (the "Capital Adjustment Act")).

        Resolutions of the general meeting regarding an ordinary increase of our share capital or regarding authorized or conditional capital or authorized conditional capital as well as the exclusion of subscription rights of existing shareholders require a vote of at least 75% of the share capital represented in the respective general meeting.

        Except in the case of certain capital reductions effected by a repurchase of shares by the company, a resolution to decrease the share capital requires a majority of at least 75% of the share capital represented in the respective general meeting (Section 175 paragraph 1 of the Austrian Stock Corporation Act).

        Following any of the resolutions described above, a judge in Austria must approve the creation of the new common shares, including the new common shares that will underlie any ADSs offered by us. A delay in approval by the judge could result in a delay in the settlement of such an offering.

General Provisions Concerning Subscription Rights

        Pursuant to Section 153 paragraph 1 of the Austrian Stock Corporation Act, our existing shareholders are entitled to subscribe for and to be allocated such number of new shares to allow them to maintain their existing participation in our share capital. The subscription rights (Bezugsrechte) of existing shareholders are therefore proportionate to the number of shares held by them prior to the offering of new shares. Similarly, Section 174 paragraph 4 of the Austrian Stock Corporation Act provides for subscription rights of our existing shareholders in relation to securities convertible into shares, securities with warrants to purchase shares, securities with profit participation or participation certificates to allow them to maintain their existing participation in our share capital. Shareholders may waive or choose not to exercise their subscription rights. Furthermore, subscription rights may fully or partially be excluded by resolution of the general meeting (Section 153 paragraph 3 of the Austrian Stock Corporation Act). If subscription rights are to be excluded, a majority of at least 75% of the share capital present or represented at the general meeting must approve the respective resolution. In addition, the proposal to exclude subscription rights must be announced prior to the respective general meeting and must be based on a written report by the management board justifying such exclusion. A shareholders' resolution in respect of authorized capital may either directly exclude subscription rights or authorize the management board to exclude subscription rights with a majority of 75% of the share capital present or represented at the respective general meeting. If the management board is authorized to exclude subscription rights, the management board's resolution to exclude subscription rights requires approval by the supervisory board, as well as an additional reasoned statement justifying the exclusion. If shares are issued out of conditional capital, existing shareholders are not entitled to subscription rights.

        Existing shareholders are entitled to exercise their rights within a specified subscription period (Bezugsfrist), which must last for at least two weeks. When issuing new shares, the management board must publish a notice in the official gazette (Amtsblatt zur Wiener Zeitung) specifying the beginning and the duration of the subscription period, as well as the subscription price. Shareholders may transfer their subscription rights during the subscription period. If subscription rights are not exercised during the subscription period, they will be deemed forfeited. Subscription rights are not considered excluded if new shares are initially subscribed for by a credit institution which undertakes to offer the new shares to existing shareholders in proportion to their subscription rights (intermediate subscription right, mittelbares Bezugsrecht).

Authorization to Purchase and Sell Treasury Shares

        Pursuant to the Austrian Stock Corporation Act, a stock corporation may generally only purchase and sell its treasury shares in the following limited circumstances:

  •
  upon prior authorization by the general meeting, for a period not exceeding 30 months and limited to a total of 10% of the overall share capital, if the shares are listed on a regulated market, or if the shares are intended to be offered to the company's employees, members of its management board or supervisory board or employees of certain affiliated companies; the resolution must determine a minimum and a maximum consideration, provided that the company keeps sufficient reserves;

  •
  if the shares are acquired without payment of consideration or if the stock corporation is acting as agent on a commission basis;

  •
  to prevent substantial, immediately threatening damage to the stock corporation (subject to the limitation of 10% of the overall share capital), provided the stock corporation keeps sufficient reserves;

  •
  by way of a universal legal succession (e.g., succession by merger);

  •
  for the purpose of indemnifying minority shareholders, if required by law, provided that the stock corporation keeps sufficient reserves;

  •
  as part of a redemption of shares in accordance with the rules for capital decreases approved by the shareholders' meeting; or

  •
  if the stock corporation is a credit institution authorized by the shareholders' meeting to purchase treasury shares for the purpose of trading in securities.

Shareholder Rights

Voting Rights and Majority Requirements

        Each share entitles its holder to one vote at the shareholders' meeting. There is no minimum attendance quorum at the shareholders' meeting under Austrian corporation law. Resolutions of the shareholders' meeting are passed by a simple majority of the votes cast or, in matters which require a majority of the share capital, by a simple majority of the share capital present, unless the stock corporation law requires a higher majority.

        Under the Austrian stock corporation law, the following measures require the affirmative vote of at least 75% of the share capital present or represented at a shareholders' meeting:

  •
  change of the business objectives;

  •
  increase of share capital with a simultaneous exclusion of subscription rights;

  •
  creation of authorized capital or conditional capital;

  •
  decrease of share capital;

  •
  exclusion of subscription rights for convertible bonds, participating bonds and participation rights;

  •
  dissolution of the company or continuation of the dissolved company;

  •
  transformation of the company into a limited liability company (Gesellschaft mit beschränkter Haftung—GmbH);

  •
  approval of a merger or a spin-off (proportionate to shareholdings);

  •
  transfer of all or a majority of the assets of the company;

  •
  approval of profit pools or agreements on the operation of the business;

  •
  post-formation acquisition (Nachgründung);

  •
  revocation of the appointment of supervisory board members; and

  •
  sale of treasury shares other than by a stock exchange or a public offer.

        Under Austrian law, approval by shareholders holding at least 90% of the share capital is required for an upstream merger, with certain exceptions, for a spin-off disproportionate to shareholdings or for a squeeze-out of minority shareholders.

        A shareholder or a group of shareholders holding at least one-third of the share capital present or represented at the shareholders' meeting can elect a person to the supervisory board provided that the same shareholders' meeting has to elect at least three members of the supervisory board.

        A shareholder or a group of shareholders holding at least 20% of the share capital may object to settlements or waivers of liability claims of the company against its founders or members of the management board or the supervisory board.

        A shareholder or a group of shareholders holding at least 10% of the share capital may in particular:

  •
  request special audits of activities with respect to the management of the company, if these activities took place within the previous two years;

  •
  veto the appointment of a special auditor and request a court to appoint another special auditor;

  •
  request an adjournment of the shareholders' meeting if the annual financial statements are found to be incorrect by the shareholders who require such adjournment;

  •
  request a court to recall a member of the supervisory board for cause; and

  •
  request the assertion of damage claims by the company against members of the management board or the supervisory board or certain other parties, if the claim is not obviously unfounded.

        A shareholder or a group of shareholders holding at least 5% of the share capital may in particular:

  •
  request that a shareholders' meeting be convened or, if the management board and the supervisory board do not comply with such request to convene a shareholders' meeting or, upon court approval, convene a shareholders' meeting themselves;

  •
  request that a topic be put on the agenda of the shareholders' meeting and be made public;

  •
  request the assertion of damage claims of the company against members of the management board or the supervisory board or certain other parties, if a special report reveals facts which may entitle the company to such damage claims;

  •
  request court appointment of another auditor of the financial statements for cause;

  •
  appeal a shareholders' resolution, if such resolution provides for amortization, accumulated depreciation, reserves and accruals exceeding the limit set by law or the articles of association;

  •
  apply for the appointment or removal of liquidators for cause; and

  •
  apply for an audit of the annual financial statements during liquidation.

        A shareholder or a group of shareholders holding at least 1% of the share capital in a listed company may communicate to the company propositions for resolutions with respect to each topic on the agenda of the shareholders' meeting and request for these propositions to be made public on the internet site of the company. Under our articles of association, such proposals must be made in the German language.

Change or Impairment of Shareholders' Rights

        The Austrian Stock Corporation Act contains provisions that protect the rights of individual shareholders. As a general rule, shareholders must be treated equally under equal circumstances, unless the concerned shareholders agree otherwise. Furthermore, measures affecting shareholders' rights, such as capital increases and the exclusion of subscription rights, generally require a shareholders' resolution.

        The articles of association do not provide for more stringent conditions for the exercise of shareholders' rights than those provided by the Austrian Stock Corporation Act. In addition, the articles of association do not allow changes to, or restriction on shareholders' rights under less stringent conditions than those provided by the Austrian Stock Corporation Act.

        Neither Austrian law nor the articles of association restrict the right of non-resident or foreign holders of the shares to hold or vote their shares.

Shareholders' Meeting

        The shareholders' meeting is convened by the management board or the supervisory board. The shareholders' meeting may take place at the corporate seat of the company in Vienna, Austria, at the seat of any branch office or subsidiary in Austria or in a capital of an Austrian province.

        A company must publish an invitation notice of the shareholders' meeting; the minimum period between the publication of the invitation notice and the day of the general shareholders' meeting must be 28 days, or 21 days in case of an extraordinary shareholders' meeting. Shareholders may appoint proxies to represent them at shareholders' meetings.

        The general shareholders' meeting must take place within the first eight months of each financial year.

Redemption or Conversion of Shares

        A redemption of shares is possible in the course of a decrease of the stated share capital resolved by the shareholders' meeting, or by the company's purchase of its own shares. A capital decrease requires a shareholders' resolution with a majority of at least 75% of the share capital present or represented at the shareholders' meeting.

        Pursuant to the Austrian Stock Corporation Act, a company may acquire its own shares only under specific circumstances. See "—Authorization to Purchase and Sell Treasury Shares." The shares may be converted into a different class of shares, such as non-voting preferred shares, but only with the consent of the respective holder or, in case of a conversion negatively affecting other shareholders whose shares are not converted, the consent of such shareholders.

        Neither our articles of association nor the Austrian Stock Corporation Act contain an obligation of the shareholders to make further commitments, such as equity contributions, to the company.

Austrian Insolvency Act

        The following summary provides information on certain relevant provisions of the Austrian Insolvency Act (Insolvenzordnung), or the AIA. The summary of relevant provisions under Austrian law set forth hereunder is for general information only. It does not purport to be a comprehensive and complete description of all the topics discussed below.

        As we are incorporated under the laws of Austria, a rebuttable presumption exists that we also have our "center of main interests" in Austria. In the event of an insolvency of a company having its "center of main interests" in Austria, insolvency proceedings may be initiated in Austria. Such proceedings will be governed by Austrian law. Under certain circumstances, insolvency proceedings may also be opened in Austria in accordance with Austrian law with respect to the assets of companies that are not organized under Austrian law.

        The following is a brief description of certain aspects of Austrian insolvency law. The law relating to insolvency is regulated by the AIA which entered into force on July 1, 2010.

        Insolvency proceedings (Insolvenzverfahren) are opened by a court in the event that the debtor is insolvent (zahlungsunfähig) (i.e., unable to pay its debts as and when they fall due) or over-indebted within the meaning of the AIA (überschuldet) (i.e., its liabilities exceed the liquidation value of its assets in combination with a negative prognosis on its ability to continue as a going concern (negative Fortbestehensprognose)). Under Austrian law, insolvency proceedings may be initiated either by the debtor or a creditor by filing an application to that effect with a court of competent jurisdiction. If insolvency proceedings are initiated upon a creditor's request, such creditor will have to show that the debtor is insolvent or over-indebted. In the event that the debtor is at imminent risk of being unable to pay its debts as and when they fall due (drohende Zahlungsunfähigkeit), insolvency proceedings may be initiated only upon the debtor's request.

        If the debtor has submitted, together with its application requesting the opening of insolvency proceedings, an application for the commencement of restructuring proceedings (Sanierungsverfahren), the court may order the opening of either insolvency proceedings or restructuring proceedings. The legal provisions regulating restructuring proceedings do not apply to insolvency proceedings.

        Depending on whether the debtor submits a restructuring plan (Sanierungsplan) together with the application for the opening of insolvency proceedings, the initiated proceedings may be in the form of restructuring proceedings (Sanierungsverfahren) or insolvency proceedings. If it is the debtor that has applied for the initiation of insolvency proceedings and has submitted to the court a restructuring plan (Sanierungsplan) that offers a recovery rate of at least 20% payable to the unsecured creditors over a maximum period of two years, any proceedings so initiated by the court will be in the form of restructuring proceedings. A debtor may also submit a restructuring plan in the course of insolvency proceedings that are already in progress whereupon such proceedings will continue as restructuring proceedings. For the debtor's restructuring plan to be approved by the court it should meet certain criteria specified by law.

        The purpose of a restructuring plan is to enable a debtor to be released from a portion of its debts (not to exceed 80% of the aggregate amount thereof) and to continue its business operations. A restructuring plan has to be approved by a "qualified majority" of the debtor's unsecured creditors. A "qualified majority" refers to a majority of the debtor's unsecured creditors present at the respective court hearing, provided that such majority represents more than 50% of the aggregate amount of all claims of the unsecured creditors being present at such hearing. Once the debtor has complied with the terms of a restructuring plan that was duly approved by the creditors and confirmed by the court, it will be released from its remaining outstanding unsecured debts. Unsecured creditors whose claims under the restructuring plan have not been satisfied in accordance with the plan's terms may enforce their individual claims against the debtor, in which case the restructuring proceedings will be continued as insolvency proceedings.

        If the restructuring proceedings have been initiated and the debtor has submitted a restructuring plan that offers a recovery rate of at least 30% to the unsecured creditors over a maximum two-year period after the approval of such restructuring plan, the debtor qualifies for self-administration (Sanierungsverfahren mit Eigenverwaltung).

        Unless the debtor qualifies for self-administration, it is not allowed as of the date of the opening of the insolvency or the restructuring proceedings, as the case may be, to dispose of the assets belonging to the insolvency estate (Insolvenzmasse). The opening of insolvency proceedings takes effect on the day following the publication of the court's order opening such proceedings in the official online database of Austrian insolvencies. After the opening of insolvency proceedings, transactions of the debtor with respect to assets belonging to the insolvency estate have no effect against the creditors of the insolvency estate.

        With its decision to open the insolvency proceedings, the court will appoint an insolvency administrator (Insolvenzverwalter) and may, depending on the nature and the size of the debtor's business (either ex officio or upon the request of the creditors' meeting (Gläubigerversammlung)), appoint a creditors' committee (Gläubigerausschuss) charged with monitoring and assisting the insolvency administrator in the discharge of its duties. After the opening of insolvency proceedings (and unless the debtor qualifies for self-administration) only the insolvency administrator is entitled to act on behalf of the insolvency estate.

        Under Austrian law, an insolvency administrator's role is to continue the debtor's business with a view to enabling a potential reorganization of the debtor's business either by implementing the debtor's restructuring plan or by a sale of the debtor's business. If neither a restructuring plan nor a sale of the debtor's business is possible, the insolvency administrator will discontinue the debtor's business operations. As a result of the ensuing insolvency proceedings, the debtor's assets will be liquidated and the proceeds realized thereby will be distributed to the debtor's creditors, with the debtor remaining liable for any portion of its debts not satisfied by such proceeds.

        If the debtor qualifies for self-administration, the court will proceed with the appointment of a restructuring administrator (Sanierungsverwalter) to monitor the activities of the debtor. In such case, certain transactions are either subject to the restructuring administrator's approval or may be performed only by the restructuring administrator.

        Unsecured creditors (Insolvenzgläubiger) wishing to assert their claims against the debtor need to participate in the insolvency proceedings and must file their claim with the competent court within the time period set out in the court order opening the insolvency proceedings. At the respective hearing (examination hearing (Prüfungstagsatzung)), the insolvency administrator has to declare whether it acknowledges or contests each of the claims filed with the court. If the insolvency administrator acknowledges a creditor's claim, such creditor will be entitled to participate in the insolvency proceedings and the pro rata distribution to unsecured creditors that will follow. If a creditor's claim is contested by the insolvency administrator, the creditor will have to seek enforcement of its claim in civil proceedings and only then participate in the insolvency proceedings.

        Claims of unsecured creditors which were created before the opening of the insolvency proceedings rank pari passu with each other. Certain claims which lawfully arose against the insolvency estate after the opening of the insolvency proceedings (privileged claims (Masseforderungen)) enjoy priority in insolvency proceedings. Claims which are secured by collateral, such as a mortgage, a pledge over bank accounts or shares, an assignment of receivables for security purposes or a security transfer of moveable assets (preferential claims (Absonderungsrechte)), are entitled to preferential payment in the distribution of the proceeds resulting from the realization of the charged asset. Creditors who have a right to preferential treatment may participate in the pro rata distribution to the unsecured creditors only to the extent that the proceeds from the realization of the assets charged to them did not cover their claims or if they have waived their right to preferential treatment. Secured creditors do not have a voting right with respect to the approval of the restructuring plan to the extent their claim is covered by security. Claims relating to the payment of taxes, social security contributions and employee compensation are not, as such, privileged or preferential claims under Austrian law.

        The costs of the insolvency proceedings and certain liabilities accrued during such proceedings constitute privileged claims (Masseforderungen) and rank senior to all other unsecured claims (Insolvenzforderungen). Claims of creditors with a right of segregation of assets (Aussonderungsberechtigte), such as creditors with a retention of title or trustors, remain unaffected by the opening of insolvency proceedings.

        Once insolvency proceedings have been opened, it is no longer possible to obtain an execution lien with respect to assets belonging to the insolvency estate. All execution proceedings against the debtor are subject to an automatic stay (Vollstreckungssperre). Execution liens obtained within the last 60 days prior to the opening of insolvency proceedings expire upon the opening of such insolvency proceedings unless the insolvency proceedings are terminated due to lack of funds to cover the cost of such proceedings.

        Under the voidance rules of the AIA, an insolvency administrator may, by action of voidance or by defense of voidance, under certain circumstances as set forth in the AIA, challenge any transaction, which includes, without limitation, the granting of security and the guaranteeing, assuming and/or paying of debt.

Exchange Controls

        There are currently no legal restrictions in Austria on international capital movements and foreign-exchange transactions, except in limited embargo circumstances (Teilembargo) relating to certain areas, entities or persons as a result of applicable resolutions adopted by the United Nations and the European Union. Restrictions currently exist with respect to, among others, Afghanistan, Belarus, Burma/Myanmar, Central African Republic, Congo, Egypt, Eritrea, Guinea, Guinea-Bissau, Iran, Iraq, Ivory Coast, Lebanon, Liberia, Libya, North Korea, Somalia, South Sudan, Sudan, Syria, Tunisia, Ukraine and Zimbabwe.

        For statistical purposes, there are, however, limited notification requirements regarding transactions involving cross-border monetary transfers. With some exceptions, every corporation or individual residing in Austria must report to the Austrian National Bank (Österreichische Nationalbank) any active or passive cross-border direct investment transaction exceeding €500,000 (or the equivalent in a foreign currency), provided that special rules apply for securities held in custody by or through Austrian custodians.

Differences in Corporate Law

        The applicable provisions of the Austrian Stock Corporation Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Austrian Stock Corporation Act applicable to us and the Delaware General Corporation Law relating to shareholders' rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and Austrian law.

	Austria	Delaware
Board System

Under Austrian law, a stock corporation has a two-tiered board structure composed of the management board (Vorstand) and the supervisory board (Aufsichtsrat).

The management board is responsible for running the company's affairs and representing the company in dealings with third parties. The members of the management board are appointed by the company's supervisory board for a definite term, and their appointment can only be revoked under certain circumstances.

The supervisory board is elected by the company's shareholders and has a strategic and monitoring role. The supervisory board does not actively manage the company but grants prior approval before the management board takes certain actions

Under Delaware law, a corporation has a unitary board structure and it is the responsibility of the board of directors to appoint and oversee the management of the corporation on behalf of and in the best interests of the shareholders of the corporation.

Management is responsible for running the corporation and overseeing its day-to-day operations.

	Austria	Delaware
Number of Directors

Under Austrian law, a stock corporation must have at least one member on its management board and the number of member shall be fixed by or in the manner provided in the company's articles of association.

A stock corporation must have at least three but no more than 20 supervisory board members, who are elected or delegated by the company's shareholders. The articles of association of the company must specify if the supervisory board will have more than three members. If the company has a works council, a body which represents the company's employees, then the company's works council is entitled to nominate one member to the supervisory board for every two supervisory board members elected or delegated by the company's shareholders. Consequently, supervisory boards are often split such that two-thirds of supervisory board members are representatives of the shareholders, while one-third are representatives of the works council.

Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Removal of Directors

The management board of an Austrian stock corporation is appointed by the supervisory board for a maximum period of five years with an opportunity to be re-elected. The supervisory board may remove a member of the management board prior to the expiration of his or her term only for a significant cause, such as gross negligence (grobe Fahrlässigkeit) in carrying out their duties, the inability to manage the business properly or a vote of no-confidence during the shareholders' meeting (Vertrauensentzug). The shareholders themselves are not entitled to appoint or dismiss the members of the management board.

Supervisory board members may be removed by a resolution of three-quarters of the shareholders unless otherwise provided by the company's articles of association. The company's first supervisory board, however, may be removed by a simple majority of votes cast. Supervisory board members who are delegated by a shareholder or the works council by a special right of such shareholder or works council may be revoked and the resulting vacancy filled only at the sole discretion of such shareholder or works council.

Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

	Austria	Delaware
Vacancies on the Board of Directors

Under Austrian law, vacant positions on the management board are filled by the supervisory board in accordance with the general rules of appointment, which provide that vacancies are filled by (i) the simple majority of supervisory board votes cast and (ii) in any case also the majority of votes of members who represent the shareholders (in order to protect shareholders against excessive influence of employee representatives on the supervisory board). In case of emergencies, a vacant position on the management board may be temporarily filled by a supervisory board member or by an individual appointed by the court.

If the number of supervisory board members representing the shareholders falls below three, the statutory minimum required, the company's management board is required to convene an extraordinary general meeting, during which the vacant positions of the supervisory board will be filled. If the vacancy persists for longer than three months, the court shall appoint the necessary number of supervisory board members.

Supervisory board members, who are delegated by a shareholder (special right of such stockholder) may be revoked and the resulting vacancy filled again at the sole discretion of such shareholder.

The same applies—mutatis mutandis—to supervisory board members, who are delegated by the works council.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting

Under Austrian law, a stock corporation must hold an annual general meeting within eight months of the end of its fiscal year. The annual general meeting must be held in Austria at a location determined by the articles of association. If the articles of association do not provide for a specific location, the general meeting shall be held at the company's seat or, if applicable, at the venue where its shares are listed.

Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting

Under Austrian law, extraordinary general meetings, in addition to the annual general meeting, may be convened by either the management board or the supervisory board if it is in the best interest of the company. Shareholders holding at least 5% of the company's share capital are entitled to request that the management board convene an extraordinary general meeting, and may also address their request to the court, which then may authorize the requesting minority shareholders to convene a special meeting by themselves.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

	Austria	Delaware
Notice of General Meetings

Under Austrian law, unless a longer period is otherwise provided for in the articles of association, the shareholders must be given advance notice of at least 28 days, with respect to the annual general meeting, and 21 days with respect to extraordinary general meetings. Such notices must specify the location, date, hour, and purpose or purposes of the meeting, including the respective items on the agenda.

The management board and the supervisory board are furthermore required to prepare proposals for each item on the agenda. Such proposals must be provided to the shareholders at least 21 days before the general meeting.

The shareholders of a non-listed company may in all cases consent to a shorter notice period or waive all formality requirements with respect to the convention of a general meeting, if all shareholders entitled to attend so consent.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Proxy

Under Austrian law, a shareholder may designate another person to attend, speak and vote at a general meeting of the company on their behalf by proxy.

A management board member may issue a proxy to another management board member representing the member's voting rights as a management board member.

Except for the chairman of the supervisory board, who may not issue a proxy, a supervisory board member may only issue a proxy to another supervisory board member representing the member's voting rights as a supervisory board member only if so allowed by the company's articles of association.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director's voting rights as a director.

Pre-emptive Rights

Under Austrian law, existing shareholders have a statutory pre-emptive subscription right for any additional issue of shares or any security convertible into shares pro rata to the nominal value of their respective holdings in the company, unless (i) shareholders representing three-quarters of the registered share capital present at the general meeting have resolved upon the whole or partial exclusion of the pre-emptive subscription right and (ii) there exists good and objective cause for such exclusion. No separate resolution on the exclusion of subscription rights is required if all shareholders waive their statutory pre-emptive subscription right.

Under Delaware law, stockholders have no pre-emptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

	Austria	Delaware
Authority to Allot

Under Austrian law, the management board may not allot shares, grant rights to subscribe for or to convert any security into shares unless a shareholder resolution to that effect has been passed at the company's general meeting, in each case in accordance with the provisions of the Austrian Stock Corporation Act.

Under Delaware law, if the corporation's charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers

Under Austrian law, any provision, whether contained in the company's articles of association or any contract or otherwise, that purports to exempt a management or supervisory board member from any liability that would otherwise attach to such board member in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Under Austrian law, members of both the management board and members of the supervisory board are liable to the company, and in certain cases to third parties or shareholders, for any damage caused to them due to a breach of such member's duty of care. Apart from insolvency or special circumstances, only the Austrian stock corporation has the right to claim damages from members of either board.

The company may waive claims for damages against a negligent management or supervisory board member only after five years after the date such claim arose. However, Austrian courts acknowledge a waiver of claims for damages earlier if all shareholders consent to such waiver.

Under Delaware law, a corporation's certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•

any breach of the director's duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•

intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•

any transaction from which the director derives an improper personal benefit.

Voting Rights

Under Austrian law, each company share, except statutory preferred shares, entitles its holder to one vote at the general meeting. While Austrian law does not provide for a minimum attendance quorum for general meetings, the company's articles of association may so provide. In general, resolutions adopted at a general meeting of shareholders may be passed by a simple majority of votes cast, unless a higher majority is required by law.

Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

	Austria	Delaware
Shareholder Vote on Certain Transactions

Majority approval by holders of at least 90% of the share capital is required for certain types of reorganizations, in particular:

•

dissolution without liquidation and transfer of assets and liabilities by way of universal legal succession to the 90%—shareholder (verschmelzende Umwandlung);

•

demerger whereby the distribution of new shares to shareholders of the demerging company is disproportional (nicht-verhältniswahrende Spaltung); and

•

squeeze-out of minority shareholders by a shareholders' resolution (Gesellschafterausschluss).

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation's assets or dissolution requires:

•

the approval of the board of directors; and

•

approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Unless otherwise provided for in the company's articles of association, an affirmative vote of holders of at least three-quarters of the share capital is required for:
• an amendment to the company's articles of association;
• the issuance of convertible bonds and similar hybrid instruments;
• an ordinary increase in the stated share capital; and
• the removal of members of the supervisory board.
Unless higher voting requirements are provided for in the company's articles of association, an affirmative vote of holders of at least three-quarters of the votes cast is required for:
• amendment of the object of the business of the company;
• post-formation acquisition (Nachgründung);
• transfer of substantially all assets of the company or similar situations;
• certain capital reorganizations, such as conditional capital increases, authorization of additional capital, and reduction in the capital stock;
• dissolution of the company and continuation of the dissolved company;
• transformation into a limited liability company;
• certain types of reorganizations such as mergers and demergers; and

	Austria	Delaware
• exclusion of shareholders' subscription rights in case of the issuance of new shares.

Standard of Conduct for Directors

Under Austrian law, both management and supervisory board members must conduct their affairs with "the care and diligence of a prudent manager" and act in the best interests of the company, which includes the interests of the employees and shareholders. The scope of the fiduciary duties of management and supervisory board members is generally determined by the Austrian courts.

Statutory and fiduciary duties of members of the management board to the company include, among others:

•

to act in accordance with the law and the company's articles of association and to exercise their powers only for the purposes for which they are conferred;

•

to report to the supervisory board on a regular basis as well as on certain important occasions;

•

to exercise reasonable care, skill and diligence;

•

to maintain a proper accounting system;

•

to not compete, directly or indirectly, with the company without permission by the supervisory board; and

•

to not effect transactions for the purpose of deriving an improper personal benefit.

Members of the supervisory board owe substantially the same statutory and fiduciary duties to the company as members of the management board, including:

•

to effectively supervise the company's affairs and the management board;

•

to evaluate and issue a resolution on certain transactions which can only be conducted by the management board after approval of the supervisory board;

•

to approve the company's financial statements; and

•

to represent the company in transactions between the company and members of the management board.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

	Austria	Delaware
Stockholder Suits

Under Austrian law, generally, the company, rather than its shareholders, is the proper claimant in an action with respect to a wrong committed against the company or in cases where there is an irregularity in the company's internal management or supervision. Therefore, such claims may only be raised by the company represented by its management board, or, in the case of a wrong committed by a member of the management board, by the supervisory board.

The management board, or, if a claim is against a member of the management board, the supervisory board, is obliged to pursue the company's claims against the designated individuals if so resolved by a simple majority of votes cast during a shareholders meeting. A vote by holders of 10% of the share capital of the company may request the court to appoint a representative to pursue the claim on behalf of the company.

If the company is unable to fulfil its third party obligations, the company's creditors may pursue the company's damage claims against members of the management board for certain wrongdoings.

For certain wrongdoings of members of the management board and subject to the company not being able to fulfil its obligations vis-a-vis third parties, the company's creditors may pursue the company's damage claims against members of the management board themselves.

In general, shareholders cannot bring forward damage claims against the company or its management or supervisory board since under Austrian law, they only suffer an indirect damage, as the decrease of their share value is merely a reflection of the decrease of the value of the company (which is the primarily damaged party) as a result of wrongdoings to the company. Only if the damage of a shareholder is the result of a breach of certain laws, which specifically aim at the protection of shareholders (Schutzgesetz), such claims may be pursued by the shareholder himself (e.g. wilful misrepresentation of financial numbers in reports or to the auditor by a member of the management board).

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•

state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

•

allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff's failure to obtain the action; or

•

state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

General

        The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent one tenth (1/10) of a common share (or a right to receive one tenth (1/10) of a common share) deposited with UniCredit Bank Austria AG, as custodian for the depositary in Vienna, Austria. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The depositary's office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon's principal executive office is located at 225 Liberty Street, New York, New York 10286.

        You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

        As an ADS holder, you will not be treated as one of our shareholders and you will not have shareholder rights. Austrian law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

        The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided in "Where You Can Find More Information" in this prospectus.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

        The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

        Cash.    The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

        Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See "Taxation" in the applicable accompanying prospectus supplement. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

        Shares.    The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

        Rights to purchase additional shares.    If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

        Other Distributions.    The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

        You may surrender your ADSs for the purpose of withdrawal at the depositary's office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

        You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

        ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders' meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Austria and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not tell the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

        Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting far enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)
Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

        The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

        From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

        The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

        If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

        If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

        If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

        If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

        The depositary will terminate the deposit agreement if we instruct it to do so. The depositary may terminate the deposit agreement if:

  •
  60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

  •
  we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

  •
  we appear to be insolvent or enter insolvency proceedings;

  •
  all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

  •
  there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

  •
  there has been a replacement of deposited securities.

        If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

        After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

        The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

  •
  are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

  •
  are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

  •
  are not liable if we or it exercises discretion permitted under the deposit agreement;

  •
  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

  •
  have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

  •
  are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

  •
  may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

        In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

        Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

  •
  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

  •
  satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  •
  compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

        The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

        ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

  •
  when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders' meeting; or (iii) we are paying a dividend on our shares;

  •
  when you owe money to pay fees, taxes and similar charges; or

  •
  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

        The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days' notice. The depositary will normally limit the number of ADSs that may be outstanding at any time as a result of pre-release to no more than 30% of the total ADSs outstanding. However, the depositary may disregard that limit from time to time as it deems appropriate. For example, a large cancellation of ADSs at a time when pre-releases are outstanding could cause the percentage of pre-released ADSs to temporarily exceed 30%. Although it is possible that this 30% limit may be exceeded from time to time, it is neither typical nor the intention of the ADS program for such limit to be significantly exceeded for an extended period of time.

Direct Registration System

        In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRSs that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

        In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary's reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

        The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR COMMON SHARES OR ADSs

        We may issue rights to subscribe for our common shares or our ADSs. These rights may or may not be transferable. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

        The terms of the rights to subscribe for shares of our common shares or ADSs will be set forth in a prospectus supplement which, will describe, among other things:

  •
  the exercise price;

  •
  the aggregate number of rights to be issued;

  •
  the number of common shares or ADSs purchasable upon exercise of each right;

  •
  the procedures and limitations relating to the exercise of the rights;

  •
  the date upon which the exercise of rights will commence;

  •
  the record date, if any, to determine who is entitled to the rights;

  •
  the expiration date;

  •
  the extent to which the rights are transferable;

  •
  information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed common shares or ADSs;

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the rights; and

  •
  any other material terms of the rights.

 TAXATION

Taxation in Austria

        A general summary of certain Austrian tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in a prospectus supplement relating to the offering of those securities.

Taxation in the United States

        A general summary of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in a prospectus supplement relating to the offering of those securities.

 PLAN OF DISTRIBUTION

        We may sell securities:

  •
  to or through underwriters, brokers or dealers;

  •
  through agents;

  •
  directly to one or more other purchasers in negotiated sales or competitively bid transactions;

  •
  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

  •
  through a combination of any of the above methods of sale.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions:

  •
  at a fixed price, or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

  •
  the name of the agent or any underwriters;

  •
  the public offering or purchase price;

  •
  the proceeds we will receive from the sales of securities;

  •
  any discounts and commissions to be allowed or paid to the agent or underwriters;

  •
  all other items constituting underwriting compensation;

  •
  any discounts and commissions to be allowed or re-allowed or paid to dealers; and

  •
  any exchanges on which the securities will be listed.

        If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

  •
  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

  •
  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

        To comply with the securities laws of some states, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

 LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, certain legal matters of U.S. federal law and New York State law will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered and certain legal matters with respect to Austrian law will be passed upon by Freshfields Bruckhaus Deringer LLP.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2015 have been so incorporated in reliance on the report of PwC Wirtschaftsprüfung GmbH, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES

        The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred by us in connection with a possible offering of $75,000,000 of the securities registered under this registration statement. All amounts other than the SEC registration fee are estimates.

SEC registration fee		$8,693
FINRA filing fee			*
Printing and engraving			*
Accounting services			*
NASDAQ fees			*
Legal fees of registrant's counsel			*
Transfer agent's, trustee's and depository's fees and expenses			*
Miscellaneous			*

Total	$		*

*
To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

 SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

        We are incorporated under the laws of Austria, and our registered offices and a significant portion of our assets are located outside of the United States. In addition, a member of our supervisory board is a residents of a jurisdiction other than the United States. As a result, it may be difficult for you to effect service of process upon such supervisory board member or upon us or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us in the United States.

        We have appointed C T Corporation System as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction arising out of or based upon the securities offered by this prospectus.

        Litigation in Austria is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. According to the Austrian Enforcement Act (Exekutionsordnung—EO), foreign judgments are only enforceable if reciprocity is warranted by a bilateral or multilateral treaty between the countries involved or by an ordinance (Verordnung) of the Austrian government (in which ordinance the Austrian government confirms reciprocity). As the United States and Austria do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters (except for arbitration awards in such matters), a final judgment for payment of money rendered by a federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities laws, will not be enforceable, either in whole or in part, in Austria. However, if the party in whose favor such final judgment is rendered brings a new suit in a competent court in Austria, such party may submit to the Austrian court the final judgment rendered in the United States. Under such circumstances, a judgment by a federal or state court of the United States against us or our managing directors will be regarded by an Austrian court only as evidence of the outcome of the dispute to which such judgment relates, and an Austrian court may choose to re-hear the dispute. In addition, awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Austria. Furthermore, actions brought in an Austrian court against us or any non-U.S. members of our management board, supervisory board or senior management to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. For example, proceedings in Austria would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into the German language. For these reasons, it may be difficult for a U.S. investor to bring an original action in an Austrian court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our management board and supervisory board and senior management. In addition, even if a judgment against our company or any non-U.S. members of our management board, supervisory board or senior management based on the civil liability provisions of the U.S. federal securities laws is obtained in the United States, a U.S. investor may not be able to enforce it in Austrian courts.

NABRIVA THERAPEUTICS AG

$75,000,000

Common Shares
American Depositary Shares representing Common Shares
Rights to Subscribe for Common Shares

PROSPECTUS

                        , 2016

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers.

        We have provided directors' and officers' liability insurance for our supervisory board members, management board members and other members of senior management against civil liabilities, which they may incur in connection with their activities on behalf of our company, including insurance coverage against liabilities under the Securities Act of 1933, or Securities Act.

Item 9.    Exhibits

        The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 10.    Undertakings.

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

  (5)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (6)
  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

    (iv)
    any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

  (7)
  That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (8)
  If applicable, the undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transaction by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  (9)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Austria, on this 21st day of October, 2016.

NABRIVA THERAPEUTICS AG
By:	/s/ COLIN BROOM Colin Broom Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned, hereby severally constitute and appoint Colin Broom, Gary Sender and Peter Wolf, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form F-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as supervisory board members and senior managers to enable Nabriva Therapeutics AG to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ COLIN BROOM Colin Broom	Chief Executive Officer (Principal Executive Officer)	October 21, 2016
/s/ GARY SENDER Gary Sender	Chief Financial Officer (Principal Financial and Accounting Officer)	October 21, 2016
/s/ DANIEL BURGESS Daniel Burgess	Chairman of the Supervisory Board	October 21, 2016
/s/ AXEL BOLTE Axel Bolte	Deputy Chairman of the Supervisory Board	October 21, 2016

Signature			Title	Date

/s/ CHAU KHUONG Chau Khuong			Supervisory Board Member	October 21, 2016
/s/ GEORGE TALBOT George Talbot			Supervisory Board Member	October 21, 2016
/s/ CHARLES ROWLAND Charles Rowland			Supervisory Board Member	October 21, 2016
/s/ STEPHEN WEBSTER Stephen Webster			Supervisory Board Member	October 21, 2016
/s/ MARK CORRIGAN Mark Corrigan			Supervisory Board Member	October 21, 2016
NABRIVA THERAPEUTICS AG Authorized Representative in the United States
By:	/s/ COLIN BROOM
	Name:	Colin Broom
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement

3.1		Articles of Association of the Registrant (incorporated by reference to Exhibit 99.1 of the Registrant's Report on Form 6-K (File No. 001-37558), filed with the Securities and Exchange Commission on October 17, 2016)

3.2		By-Laws of the Supervisory Board of the Registrant (incorporated by reference to Exhibit 1.2 of the Registrant's Annual Report on Form 20-F (File No. 001-37558), filed with the Securities and Exchange Commission on April 28, 2016)

3.3		By-Laws of the Management Board of the Registrant (incorporated by reference to Exhibit 1.3 of the Registrant's Annual Report on Form 20-F (File No. 001-37558), filed with the Securities and Exchange Commission on April 28, 2016)

4.1		Deposit Agreement, dated September 17, 2015, among the Registrant, The Bank of New York Mellon, as depositary, and all owners and holders of ADSs issued thereunder (incorporated by reference to Exhibit 99.3 of the Registrant's Report on Form 6-K (File No. 001-37558), filed with the Securities and Exchange Commission on September 30, 2015)

4.2		Form of American Depositary Receipt (included in Exhibit 4.1)

4.3		Registration Rights Agreement, dated September 4, 2015, among the Registrant and the parties listed therein (incorporated by reference to Exhibit 4.4 of the Registrant's Registration Statement on Form F-1 (File No. 333-205073), as amended, filed with the Securities and Exchange Commission on September 8, 2015)

4.4	*	Form Subscription Rights Agreement and/or Certificate

5.1		Opinion of Freshfields Bruckhaus Deringer LLP

23.1		Consent of PwC Wirtschaftsprüfung GmbH, independent registered public accounting firm for the Registrant

23.2		Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.1)

24.1		Powers of Attorney (included on the signature pages to the Registration Statement)

*
To be filed by amendment or by a Report on Form 6-K.